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                                                                    EXHIBIT 21.1

                             AMKOR TECHNOLOGY, INC.

                              LIST OF SUBSIDIARIES

A. Amkor Technology Hong Kong, Ltd. a limited liability corporation organized under the laws of Hong Kong (incorporated November 1, 2000).
B. Wafer Fabrication Services SARL, a corporation organized under the laws of France.
C. 60% ownership in Amkor/Iwate, KK, a corporation incorporated under the laws of Japan.
D. 13% ownership in Amkor Technology Taiwan (Linkou), Ltd., a corporation organized under the laws of the Republic of China (acquired July 26, 2001)
E. Amkor Assembly and Test (Shanghai) Co., Ltd., a wholly owned corporation organized under the laws of the Republic of China (incorporated March 8,
      2001)
F. Amkor Investments Holdings, Co. - a Delaware Corporation (incorporated September 26, 2002)
G. Guardian Assets, Inc., a Delaware corporation, and its wholly owned subsidiaries:
      1) Amkor Technology Euroservices SARL, a corporation organized under the laws of France.
      2) Amkor Technology Japan, KK., a corporation organized under the laws of Japan (incorporated July 23, 1999).
      3) Amkor International Holdings, a corporation organized under the laws of the British Cayman Islands, and its wholly owned subsidiary:
            a) P-Four, Inc., a corporation organized under the laws of the Philippines and its subsidiary:
                  (i) 60% ownership of Amkor Technology Philippines, Inc., organized under the laws of the Philippines (40% ownership by Amkor Technology Limited):
            b) Amkor Technology, Limited, a wholly owned corporation organized under the laws of the British Cayman Islands; and its subsidiary:
                  (i) AT Korea , a wholly owned corporation organized under the laws of the Republic of Korea.
                  (ii) SemiSys Co., Ltd., a wholly owned corporation organized under the laws of the Republic of Korea.
                  (iii) 40% ownership of Amkor Technology Philippines Inc.,
                        organized under the laws of the Philippines (60% ownership by P-Four, Inc.).
                  (iv) 84% ownership of Amkor Technology Taiwan (Linkou), Ltd., a corporation organized under the laws of the Republic of China (acquired July 26, 2001)
                  (v) 98% ownership in Amkor Technology Taiwan (Lung Tan). Ltd., a corporation organized under the laws of the Republic of China (acquired July 10, 2001)
                  (a) Amkor Greater China, Ltd. (formerly Sampo Investments, Ltd.), a corporation organized under the laws of the Republic of China (acquired July 10, 2001)